EXHIBIT (d)(3)

                                   Schedule B
                                       TO
                         INVESTMENT MANAGEMENT AGREEMENT
                              Amended April 1, 2008


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Name of Portfolio                                            Annual
                                                             Management Fee
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AG Mid Cap Core Fund                                         0.85%
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AG Mid Cap Growth Fund                                       0.85%
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AG Multi Cap Growth Fund                                     0.75%
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AG Small Cap Core Fund                                       0.90%
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ClariVest International Equity Fund Class I and II           0.75%
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ClariVest SMid Cap Growth Fund Class I and II                0.85%
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Smith Group Large Cap Core Growth Fund Class I and II        0.61%
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Mount Lucas U.S. Focused Equity Fund Class I and II          0.75%
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Disciplined Global Equity Fund Class I and II                0.65%
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